Exhibit 99.1

Acacia Announces Closing of Rights Offering

New York, NY, March 6, 2023 - Acacia Research Corporation (NASDAQ: ACTG) (“Acacia” or the “Company”) announced today that it has closed its previously-announced rights offering (the “Rights Offering”).

The subscription period for the Rights Offering terminated at 5 p.m. Eastern time on March 1, 2023 (the “Expiration Time”).

Starboard Value LP, a strategic investor in the Company, together with certain affiliates of Starboard Value LP (collectively, “Starboard”), received private subscription rights pursuant to a concurrent private rights offering (the “Concurrent Private Rights Offering”). The private subscription rights provided to Starboard pursuant to the Concurrent Private Rights Offering expired at the Expiration Time, and the Concurrent Private Rights Offering closed at the same time as the Rights Offering.

The Company received aggregate gross proceeds of approximately $360,953 from the Rights Offering and aggregate gross proceeds of approximately $78,750,000 from the Concurrent Private Rights Offering. The Company intends to use the net proceeds for general corporate purposes, including to strengthen its financial position, and to serve as capital for its acquisitions platform.

After giving effect to the issuance of 68,753 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in the Rights Offering and 15,000,000 shares of Common Stock in the Concurrent Private Rights Offering, the Company has 58,543,312 shares of Common Stock issued and outstanding.

The Rights Offering was made pursuant to a prospectus supplement to the Company’s shelf registration statement on Form S-3 (No. 333-249984) filed with the SEC on February 14, 2023.

About Acacia Research

Acacia is a permanent capital platform with a strategy to purchase businesses based on the differentials between public and private market valuations. Acacia leverages its (i) access to flexible capital that can be deployed opportunistically as a result of its strategic partnership with Starboard Value LP, (ii) disciplined focus on identifying opportunities where it can be an advantaged buyer, initiate a transaction opportunity spontaneously, avoid a traditional sale process and complete the purchase of a business, division or other asset at an attractive price, (iii) willingness to invest across industries and in off-the-run, often misunderstood assets that suffer from a complexity or multi-factor discount, (iv) relationships and partnership abilities across functions and sectors, and (v) strong expertise in corporate governance and operational transformation. Acacia seeks to identify opportunities where it believes it is an advantaged buyer, where it can avoid structured sale processes and create the opportunity to purchase businesses, divisions and/or assets of companies at an attractive price due to Acacia’s unique capabilities, relationships or expertise, or Acacia believes the target would be worth more to it than to other buyers. Additional information about Acacia and its subsidiaries is available at http://acaciaresearch.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this communication, or incorporated by reference into this communication, are forward-looking statements. Throughout this communication, we have attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecasts,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or other forms of these words or similar words or expressions or the negative thereof, although not all forward-looking statements contain these terms. Forward-looking statements address future events and conditions concerning, among other things, acquisition and development activities, financial results of our acquired businesses, intellectual property, or IP, licensing and enforcement activities, other related business activities, the impact of the COVID-19 pandemic, capital expenditures, earnings, litigation, regulatory matters, markets for our services, liquidity and capital resources and accounting matters. Forward-looking statements are subject to substantial risks and uncertainties that could cause our future business, financial condition, results of operations or performance to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this communication. All of our forward-looking statements include assumptions underlying or relating to such statements that may cause actual results to differ materially from those that we are currently expecting, and are subject to numerous factors that present considerable risks and uncertainties, including, without limitation: our ability to consummate the transactions contemplated by the Recapitalization Agreement, dated as of October 30, 2022, by and among the Company and Starboard, or such transactions will not be consummated within the expected time period or at all, our costly acquisitions of and investment in operating businesses and intellectual property; our ability to attract and retain employees and management teams of our operating businesses, the loss of any of whom could materially adversely affect our financial condition, business and results of operations; our relationship with Starboard Value LP and the impact of transactions we have undertaken with respect to its investments in our Company that are intended to simplify our capital structure; the due diligence process we undertake in connection with new acquisitions of operating businesses or intellectual property assets; our acquisition of privately held companies; we may be deemed to be an investment company under the Investment Company Act of 1940, as amended; our outsourcing of a number of services to third-party service providers, which are subject to disruptions, delays, and decrease in our control, which could adversely impact our results of operations; recent U.S. tax legislation; cybersecurity incidents; public health threats such as COVID-19; our expectations related to the use of the net proceeds from the Rights Offering and Concurrent Private Rights Offering; our ability to implement the use of proceeds as currently expected, and our ability to achieve the anticipated benefits of such use of proceeds; contractual restrictions under the Recapitalization Agreement; and other risks relating to the consummation of the full transactions contemplated by the Recapitalization Agreement, including the risk that any or all of such transactions that have not yet been consummated will not be consummated within the expected time period or at all.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. You should not rely on forward-looking statements as predictions of future events. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements or information, whether written or oral, that may be as a result of new information, future events or otherwise.

Investor Contact

FNK IR

Rob Fink, 646-809-4048

actg@fnkir.com